UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On January 18, 2006, Copano Energy, L.L.C. (the “Company”) announced plans to commence a private placement of senior notes to eligible purchasers. At a meeting with eligible purchasers on January 25, 2006, the Company was asked what percentage of its total volumes were hedged. In response to the question, the Company declined to provide specific volume guidance. However, the Company referenced the hedging limitations under its Risk Management Policy, and indicated that the Company’s hedged volumes (with respect to the products the Company has hedged) in the near term were reasonably close to the limitations under the policy based on management’s expectations of the Company’s net exposure to future volumes for this period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: January 26, 2006	By:	Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President, General Counsel and Secretary